UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2008

VISA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33977	26-0267673
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 8999 San Francisco, California	94128-8999
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 932-2100

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

This Form 8-K/A is being filed solely to correct typographical errors in Exhibit 99.1 (the “Press Release”) and Exhibit 99.2 (the “Presentation”) to Visa Inc.’s current report on Form 8-K filed with the U.S. Securities and Exchange Commission on April 28, 2008.

The following corrections were made to the Reconciliation of Non-GAAP Adjusted Operating Income and Net Income disclosure in the Press Release and to the Adjusted Operating Income and Net Income disclosure in the Appendix to the Presentation:

•	Pro forma net income (as reported) for the six months ended March 31, 2007 was $495 million rather than $1,191 million;

•	Pro forma net income before taxes and minority interest (as reported) for the six months ended March 31, 2007 was $816 million rather than $1,512 million;

•	Pro forma adjusted net income before tax for the six months ended March 31, 2007 was $897 million rather than $1,593 million;

•

Pro forma adjusted income tax expense for the six months ended March 31, 2007 was $(368) million rather than $(653) million as indicated in the Press Release or $(563) as indicated in the Presentation; and

•	Pro forma adjusted net income for the six months ended March 31, 2007 was $529 million rather than $940 million.

The amounts stated in the first two bullets were correctly reported in the Consolidated Statements of Operations for the three and six months ended March 31, 2008 contained in the Press Release, as first furnished on April 28, 2008.

A copy of the revised Press Release is attached hereto as Exhibit 99.1. All information in the revised Press Release is furnished but not filed. A copy of the revised Presentation is attached hereto as Exhibit 99.2. All information in the revised Presentation is furnished but not filed.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

99.1	Press release of Visa Inc., dated April 28, 2008. (Revised)

99.2	Presentation of Visa Inc., dated April 28, 2008. (Revised)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISA INC.

Dated: April 29, 2008	By:	/s/ Joseph W. Saunders
	Name:	Joseph W. Saunders
	Title:	Chief Executive Officer and Chairman of the Board of Directors

Exhibit Index

Exhibit	Description
99.1	Press release of Visa Inc., dated April 28, 2008. (Revised)

99.2	Presentation of Visa Inc., dated April 28, 2008. (Revised)